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                      AMES DEPARTMENT STORES, INC.              Exhibit 20-B
                       FEBRUARY RESULTS VS. PLAN                Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)

                                                               February
                                                             and Year-to-
                                                             Date FY '95
                                                            Actual    Plan*
CASH FLOW SUMMARY:
Beginning Unrestricted Cash & Cash Equivalents               $16.5    $26.9

Cash Generated from (Used in) Operations:
   Net Loss                                                  (10.5)   (12.2)
   Other                                                      (0.8)     0.2
                                                          ------------------
Cash from Operations                                         (11.3)   (12.0)

Changes in Working Capital:
   FIFO Inventory (increase) decrease                        (25.5)   (51.1)
   Trade Payables increase (decrease)                         30.9     (3.2)
   All Other                                                   1.9      5.8
                                                          ------------------
Net Changes in Working Capital                                 7.3    (48.5)

Capital Spending                                              (0.1)    (1.7)

(Increase) Decrease in Restricted Cash & Cash Equivalents      2.5     (2.8)

Other:
   Short-Term Borrowings (Payments) under the Revolver        18.1     75.0
   Payments of Capital Leases                                 (0.3)    (0.3)
   Payments on Long-Term Debt                                 (8.4)    (8.4)
   Restructuring & Other                                       0.4      0.3
                                                          ------------------
Total Other                                                    9.8     66.6
                                                          ------------------

Unrestricted Cash Increase (Decrease)                          8.2      1.6
                                                          ------------------

Ending Unrestricted Cash & Cash Equivalents                  $24.7    $28.5
                                                          ==================

* As reported on Form 8-K dated February 17, 1994.


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